UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2023

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2023, Liberty Global Belgium Holding B.V. (an indirect wholly-owned subsidiary of Liberty Global plc) (“LGBH”) entered into a facility agreement between, among others, The Bank of Nova Scotia as the facility agent and security agent, BNP Paribas S.A., BNP Paribas Fortis S.A./N.V., National Westminster Bank plc, NatWest Markets Plc and The Bank of Nova Scotia as the initial original lenders (the “Initial Original Lenders” and each an “Initial Original Lender”) and BNP Paribas Fortis S.A./N.V. as the presenting bank (the “Facility Agreement”).

Under the terms of the Facility Agreement, the Initial Original Lenders have agreed to provide a EUR 1 billion (approximately $1.1 billion at the April 11, 2023 exchange rate) term loan facility (“Facility B”) to LGBH which can be drawn to (i) finance the voluntary and conditional public takeover bid for all the shares of Telenet Group Holding NV (“Telenet”) that it does not already own or that are not held by Telenet, or any other acquisition of shares in Telenet including pursuant to any squeeze-out procedure or otherwise, (ii) pay any related fees, costs, expenses and taxes (or other similar duties or charges) and (iii) repay the principal amount of any subordinated shareholder debt or other equity funding to the extent used to finance the acquisition of shares in Telenet.

Under the terms of the Facility Agreement, the final maturity date for Facility B will be the date falling on the third anniversary of the earlier of (i) the first drawdown under Facility B (the “Closing Date”) and (ii) the date falling nine months after the date of the Facility Agreement.

Facility B will bear interest at a rate of EURIBOR plus (i) 4.00% per annum for the first year from the Closing Date, (ii) 4.50% per annum for the second year from the Closing Date and (iii) 5.25% per annum for the third year from the Closing Date, in each case subject to a EURIBOR floor of 0%.

The foregoing descriptions of Facility B and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by the terms and conditions of the Facility Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 14, 2023